UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 7, 2010, Volcano Corporation (“Volcano”) and its wholly owned subsidiary, Axsun Technologies, Inc., (“Axsun”) entered into a joint stipulation (the “Stipulation”) with Lightlab Imaging, Inc. (“LightLab”) relating to the litigation filed by Lightlab against Volcano and Axsun on January 7, 2009 in the Superior Court (the “Court”) of Massachusetts, Suffolk County (the “Action”).

The Action was bifurcated by the Court and a trial with respect to the liability of the defendants has occurred, with the jury returning a verdict on February 4, 2010. A trial in the Action with respect to damages was set to commence on April 7, 2010 (“Damages Trial”). In lieu of conducting the Damages Trial, the parties agreed and stipulated that the sum of $200,000 would be treated as if it were the jury’s verdict against the defendants in the Damages Trial.

Upon the entry of the Stipulation, LightLab waived its rights, if any, to make any claim for special damages relating to lasers received in 2009 and as described by LightLab in prior answers to interrogatories, costs to replace Version 5 lasers with Version 6 lasers, and the repair and/or replacement of any of the lasers specified in the Stipulation.

Axsun waives its rights, if any, to make any claim for recovery from LightLab certain engineering charges in connection with a development and supply agreement with LightLab, and for return by LightLab of any of the lasers specified in the Stipulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

Date: April 8, 2010